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           Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 06/19/2000


Servicing Certificate

Beginning Principal Balance                                                  142,904,012.38
Ending Principal Balance
                                                                             155,426,507.31
Principal Collections
                                                                                 716,049.29
Interest Collections
                                                                               1,520,367.44

Active Loan Count
                                                                                      3,334

Principal Balance of Current Month Prefunding                                 13,238,667.37

Substitution Adjustment Amount                                                         0.00

Policy Draw Amount                                                                     0.00


Total Limited Reimbursement Amount                                                33,293.31

Current month distribution to Credit Enhancer
                                                              44,817.91

Net Loan Rate                                                                        13.86%

Note Rate - Class A-1 Notes                                                         6.7838%
Note Rate - Class A-2 Notes                                                         7.8400%
Note Rate - Class A-3 Notes                                                         8.1700%
Note Rate - Class A-4 Notes                                                         8.2700%

                                   Beginning Note Balance        Ending Note       Principal      Interest
                                                                   Balance       Distribution

                Class A-1 Notes                 63,231,411.54    61,982,061.10   1,249,350.44    357,455.07
                Class A-2 Notes                 18,887,000.00    18,887,000.00              -    127,508.24
                Class A-3 Notes                 29,790,000.00    29,790,000.00              -    209,580.93
                Class A-4 Notes                 41,753,000.00    41,753,000.00              -    297,339.35
                                               ______________   ______________   ____________    __________

                    Total Notes                153,661,411.54   152,412,061.10   1,249,350.44    991,883.59


Certificates                                                                           0.00

Prefunding Account                                                    Total Amount
                                                              ------------------------------
Beginning Balance                                                             13,361,699.94
Interest Earned on Prefunding Account                                             52,206.98
Prior month Interest earned transferred to                                       122,420.98
overcollateralization
Collection Period Subsequent Transfer                                         13,238,667.37
Prefunding Account balance distributed to Noteholders                             52,818.57
                                                              ------------------------------
  Total Ending Prefunding Account Balance  as of Payment Date                        (0.00)


Capitalized Interest Account Balance
Beginning Balance                                                                337,509.28
Withdraw relating to prior month Collection Period                               190,979.07
Interest Earned                                                                    1,269.77
Interest Earned sent to Note Payment account                                     (1,269.77)
Total Ending Capitalized Interest Account Balance to GMAC                        146,530.21
                                                              ------------------------------
            Total Ending Capitalized Interest Account Balance                        (0.00)
                                                              ==============================


Beginning Overcollateralization Amount                                         2,481,878.81
Overcollateralization Amount Increase (Decrease)                                 533,301.15
                                                              ------------------------------
Ending Overcollateralization Amount                                            3,015,179.96
Outstanding Overcollaterization Amount
                                                                               2,864,941.44
                                                              ------------------------------
Required Overcollateralization Amount
                                                                               5,880,121.40


                                                                                                 Number           Percent
                                                                                    Balance     of Loans        of Balance
Delinquent Loans (30 Days)
                                                                                 195,237.12         3              0.13%
Delinquent Loans (60 Days)                                                             0.00         0              0.00%
Delinquent Loans (90+ Days) (1)                                                        0.00         0              0.00%
Foreclosed Loans                                                                       0.00         0              0.00%
REO                                                                                    0.00         0              0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                                  Percent
                                                               Liquidation To-Date                              of Balance

Beginning Loss Amount                                                                  0.00
Current Month Loss Amount                                                              0.00                        0.00%
Ending Loss Amount                                                                     0.00

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